Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, George R. Aylward, President and Chief Executive Officer of Virtus Total Return Fund Inc. (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant containing the financial statements (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 15, 2024	/s/ George R. Aylward
George R. Aylward, President and Chief Executive Officer
(principal executive officer)

I, W. Patrick Bradley, Executive Vice President, Chief Financial Officer, and Treasurer of Virtus Total Return Fund Inc. (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant containing the financial statements (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 15, 2024	/s/ W. Patrick Bradley
W. Patrick Bradley, Executive Vice President,
Chief Financial Officer, and Treasurer
(principal financial officer)